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                                                                     Exhibit 5.5

            [SHERMAN, SILVERSTEIN, KOHL, ROSE & PODOLSKY LETTERHEAD]


                                  May 21, 2004


Emergency Physician Associates, Inc.
1900 Winston Road
Knoxville, TN 37919


    Re: Registration Statement on Form S-4
        ----------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special New Jersey legal counsel to Emergency Physician Associates, Inc., a New Jersey corporation (the "Registrant"), in connection with the proposed registration by Team Health, Inc., a Tennessee corporation (the "Issuer") and various subsidiary entities of the Issuer (including the Registrant) of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." We have been advised that the obligations of the Issuer under the Exchange Notes will be guaranteed by the Registrant and the other guarantors (the "Guarantees") in accordance with the terms of an Indenture dated as of March 23, 2004 (the "First Issuance Date") by and among the Issuer, the Registrants and the other guarantors party thereto and The Bank of New York, as trustee (as amended and supplemented from time to time, the "Indenture"). We have been further advised that the Exchange Notes and the Guarantees are to be issued, pursuant to the Indenture, in exchange for and in replacement of the Issuer's unregistered 9% Senior Subordinated Notes due 2012 (the "Old Notes"), of which $180,000,000 in aggregate principal amount is outstanding.

         In connection with this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of the following agreements and instruments (collectively, the "Transaction Documents"):
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Emergency Physician Associates, Inc.                                     Page 2
May 21, 2004

              (a) the Indenture; and

              (b) an April 23, 2004 draft of the Registration Statement.

         As special counsel of the Registrant, we have also examined originals, or copies otherwise identified to our satisfaction as being true and correct copies, of such additional documents as we deemed necessary or appropriate, including:

              (c) a copy of the Certificate of Incorporation of the Registrant, as amended to date, certified to be true and accurate as of the First Issuance Date by the Secretary of the Registrant;

              (d) copies of certificates of good standing/subsistence for the Registrant issued as of a recent date by the appropriate departments of the States of New Jersey, New York, Pennsylvania, North Carolina and Maryland, and certified to be true and accurate as of the date hereof by the Secretary of the Registrant;

              (e) a copy of the bylaws of the Registrant, as amended to date, certified to be true and accurate as of the First Issuance Date by the Secretary of the Registrant;

              (f) a copy of resolutions adopted by the Board of Directors of the Registrant, certified to be true and accurate as of the First Issuance Date by the Secretary of the Registrant; and

              (g) a copy of a certificate of incumbency for the Registrant, including specimen signatures of officers, certified to be true and accurate as of the First Issuance Date by the Secretary of the Registrant.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (or in the case of the Registration Statement, submitted to us in draft form) and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant, the legal capacity of natural persons, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied with your consent upon the certifications, statements and representations of officers and other representatives of the Registrant, the Issuer and others.

         With your permission, we have assumed for purposes of our opinions below that the Transaction Documents (including but not limited to the Indenture) are legal and valid in all respects and for all purposes whatsoever and we are rendering no opinion with respect thereto. As to the authorization, execution and delivery by the Registrant of the Indenture and any additional instruments connected therewith, we have assumed, with your permission, that the Guarantees given
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Emergency Physician Associates, Inc.                                     Page 3
May 21, 2004

(or to be given) by the Registrant thereunder are (and shall be) in furtherance of the Registrant's direct or indirect business interests.

         We have represented the Registrant only in connection with the preparation and delivery of this letter in connection with the Indenture and, as a result, are not familiar with the business, operations, properties or activities of the Registrant or any contractual obligations, instruments, agreements, laws, rules, regulations, orders or decrees applicable to the Registrant or any of their business or properties or activities. We have not undertaken any research for purposes of determining whether the Registrant or any of the transactions that may occur in connection with the Indenture is/are subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Indenture.

         Notwithstanding the foregoing, our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, arrangement, moratorium or other similar laws now or hereafter relating to, or affecting, the rights of creditors and secured parties generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) federal or state (inclusive of New Jersey) securities laws.

         Wherever our opinion in this letter with respect to the existence or absence of facts is qualified by the phrase "known to us" or "to our knowledge," it is intended to signify that, during the course of our representation of the Registrant with respect to the transactions contemplated by this opinion, as described in this letter, no information has come to our attention that would give us actual knowledge of any facts inconsistent with this opinion, but that we have made no independent investigation (beyond that described herein) with respect to any such matters.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. The Registrant has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

         2. The execution and delivery of the Indenture by the Registrant and the performance of its obligations thereunder: (a) has been duly authorized by the Registrant; (b) does not conflict with the Registrant's articles of incorporation or bylaws, or any applicable provision of New Jersey law known to us; and (c) does not, to our knowledge, require any consent of any New Jersey governmental authority.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration
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Emergency Physician Associates, Inc.                                     Page 4
May 21, 2004

Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         We are attorneys admitted to the bar in the State of New Jersey, and our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New Jersey, and the New Jersey case law decided thereunder, as they presently exist, and we express no opinion as to the laws of any other state, federal laws of the United States of America, or other jurisdiction. We express no opinion concerning any choice-of-law provision, including the validity, enforceability or binding effect thereof, in rendering the opinions expressed herein.

         This opinion is rendered as of the date hereof and is necessarily limited to the facts, circumstances and matters set forth herein and to laws presently in effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of New Jersey be changed by legislative action, judicial decision or otherwise. No opinion may be inferred or implied beyond the matters expressly stated herein. Other than Kirkland & Ellis LLP, which firm may rely upon this opinion to the same extent as if it were an addressee hereof for the sole purpose of rendering certain additional opinions in this matter, this opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon in any manner or for any other purpose or by any other person other than as set forth herein, nor may copies be furnished to any other person without the prior written consent of this firm, except that you may furnish copies hereof (i) to your independent auditors and attorneys; (ii) to any state or federal authority having regulatory jurisdiction over you; (iii) pursuant to order or legal process of any court or governmental agency; and (iv) in connection with any legal action to which you are a party arising out of the above transactions.


                                       Very truly yours,

                                       /s/ Sherman Silverstein Kohl Rose
                                           & Podolsky, P.A.